Exhibit 10.2

DEED OF TRUST,

ASSIGNMENT OF RENTS AND LEASES,

SECURITY AGREEMENT AND FIXTURE FILING

FSP GALLERIA NORTH LIMITED PARTNERSHIP

GRANTOR,

AND

FRANKLIN STREET PROPERTIES CORP.

BENEFICIARY

February 1, 2012

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DEED OF TRUST, ASSIGNMENT OF RENTS AND

LEASES, SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (“Deed of Trust”), made this 1st day of February, 2012, by FSP GALLERIA NORTH LIMITED PARTNERSHIP, a Texas limited partnership (“Grantor”), whose address is 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880 to the RALPH G. SANTOS, ESQUIRE (“Trustee”), whose address is c/o Greenberg Traurig LLP, 2200 Ross Avenue, Suite 5200, Dallas, Texas 75201, for the use and benefit of Franklin Street Properties Corp., a Maryland corporation (“Beneficiary”), whose address is 401 Edgewater Place, Suite 200, Wakefield, Massachusetts 01880.

RECITALS

A.     The Grantor is indebted to Beneficiary in the amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), as evidenced by that certain Secured Promissory Note (Revolving) of even date herewith (the “Note”) executed by Grantor which is payable with interest thereon at the rate and on the terms as provided in the Note. The Note evidences a revolving credit arrangement and amounts borrowed may be repaid and reborrowed. If not sooner paid, the final payment of interest and principal on the Note shall be due January 30, 2015;

B.     The Grantor is the owner of the real property situated in the County of Dallas, State of Texas, described in Exhibit A attached hereto, and by this reference incorporated herein (the “Land”), which, together with all easements, appurtenances, and hereditaments thereto and the real property interests referred to in (a), (b), and (c) below, is referred to as the “Real Property.”

C.     The Grantor desires to secure the payment of the principal and interest of the Note to the holder thereof and the performance of all of the covenants of the Loan Documents (as hereinafter defined).

NOW, THEREFORE, the Grantor, in consideration of the premises, and for the purposes aforesaid, does hereby grant, bargain, sell, convey, transfer, assign and set over to the Trustee, with general warranty unto Trustee, in trust forever, the Real Property.

TOGETHER WITH and INCLUDING:

(a)     All buildings and improvements now or hereafter located on the Land (“Improvements”);

(b)     All oil, gas, minerals and appurtenances now or hereafter belonging or in any manner appurtenant to the Land, and all the reversions, remainders, rents, issues and profits thereof;

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(c)     All easements, rights-of-way, gores of land, streets, ways, alleys, passages and all estates, rights, titles, interests and privilege and appurtenances in any way pertaining to the Land, and all land lying in the bed of any street, road or avenue adjoining the Land to the centerline thereof;

(d)     All water, water rights, shares of stock evidencing water rights, claims to water, and agreements relating to the supply of water to the Real Property, whether real or personal, now or hereafter (i) appurtenant thereto, (ii) made or used in connection therewith, or (iii) arising from the ownership thereof, and all the reversions, remainders, rents, issues and profits thereof;

(e)     All of Grantor’s right, title and interest in and to all chattels (“Chattels”), including all fixtures, fittings, furniture, furnishings, appliances, apparatus, equipment and machinery now or hereafter delivered to and located on the Real Property and intended to be installed or used therein;

(f)     All of Grantor’s right, title and interest in and to all contract rights, and intangible personal property pertaining to the Real Property (“Personalty”), including: all judgments, awards of damages and settlements made as a result of or in lieu of any taking of the Real Property or any part thereof or interest therein under the power of eminent domain, or for any damage (whether caused by such taking or otherwise) to the Real Property or the improvements on the Real Property or any part thereof or interest therein, and trademarks, logos, good will, and books and records relating to the Real Property.

The property described in subparagraphs (d), (e) and (f) above is sometimes hereinafter collectively referred to as the “Personal Property Collateral.” The Real Property and Personal Property Collateral are collectively referred to herein as the “Property.”

TO HAVE AND TO HOLD the Property unto Trustee, and his or their successors or substitutes in this trust, and to his or their successors and assigns, in trust, in fee simple forever, subject to the terms, provisions and conditions herein set forth, to secure the obligations of Grantor under the Note and Loan Documents (as hereinafter defined) and all other indebtedness (collectively referred to as the “Indebtedness”), including without limitation the following:

(i)     payment of the principal and interest and prepayment premium, if any, set forth in the Note;

(ii)     payment of the Advance Fee as defined in that certain Revolving Loan Agreement of even date herewith by and between Grantor and Beneficiary (the “Loan Agreement”);

(iii)     the performance and observance of all terms, covenants, conditions, and provisions to be performed or observed by the Grantor pursuant to the terms of the Note, the Loan Agreement and this Deed of Trust. The Note, the Loan Agreement, this Deed of Trust, and any and all other documents or instruments executed in connection with the foregoing to evidence or secure the Note shall hereinafter be collectively referred to as the “Loan Documents”;

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(iv) the payment of all sums expended or advanced by Beneficiary pursuant to the terms of the Loan Documents; and

(v)     all other loans and future advances made by Beneficiary to Grantor and all other debts, obligations and liabilities of Grantor of every kind and character now or hereafter existing in favor of Beneficiary, whether direct or indirect, primary or secondary, joint or several, fixed or contingent, secured or unsecured, and whether originally payable to Beneficiary or to a third party and subsequently acquired by Beneficiary, it being contemplated that Grantor may hereafter become indebted to Beneficiary for such further debts, obligations and liabilities.

ARTICLE 1

Grantor’s Covenants, Representations and Warranties

Grantor covenants and agrees with, and represents and warrants to, Trustee and Beneficiary that:

1.1              Title.

(a)                Grantor covenants, represents and warrants that (a) it has good and marketable title to the Real Property, subject to any recorded liens, charges or encumbrances (the “Permitted Encumbrances”); (b) it has full power and authority to grant, bargain, sell and convey the Property in the manner and form herein done or intended hereafter to be done; and (c) Grantor and its successors and assigns shall warrant and defend the same forever against the claims and demands of all persons.

(b)               Grantor shall, at the cost of Grantor, and without expense to Beneficiary, execute, acknowledge and deliver such further conveyances and assurances as Beneficiary shall from time to time require, for better assuring, conveying, assigning, transferring and confirming unto Trustee or Beneficiary the property rights hereby conveyed or assigned. Grantor shall pay all filing, recording and title fees and any other expenses in connection therewith during the term of the Loan, including without limitation filing and recording fees for Uniform Commercial Code continuation statements.

1.2              Payment. Grantor shall promptly and punctually pay all principal and interest, prepayment premium, if any, and all other sums due or to become due in respect of the Note and the Loan Agreement, including the Advance Fee (as defined in the Loan Agreement), according to the provisions thereof.

1.3              Waste. Grantor shall not commit or suffer any physical waste on the Property. Beneficiary shall have the right to inspect the Property from time to time upon reasonable advance notice to Grantor, subject to the rights of parties in possession.

1.4              Compliance with Laws. Grantor shall comply with all laws, statutes, codes, rules, regulations, orders, decrees, ordinances, covenants, conditions and restrictions now or hereafter affecting the Property or the operation thereof, and shall pay all fees or charges of any kind in connection therewith.

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1.5              Insurance.

(a)                Grantor shall maintain the following insurance:

(i)                 Insurance against loss or damage by “all risk” coverage perils (including the cost of debris removal) in an amount equal to the greater of (A) the outstanding principal balance of the Loan, or (B) the full replacement cost of the improvements situated on the Real Property less a deductible not to exceed Twenty-Five Thousand Dollars ($25,000).

(ii)               Comprehensive general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Real Property, such insurance to afford protection of not less than Two Million Dollars ($2,000,000) per occurrence less a deductible not to exceed Twenty-Five Thousand Dollars ($25,000) and a deductible not to exceed Five Hundred Thousand Dollars ($500,000) for windstorm. Beneficiary shall be named as an additional insured on such policies.

(b)               The coverage and deductible amounts described above in Section 1.5(a) may be adjusted annually upon written request from Grantor to Beneficiary to reasonably reflect changes in the insurance industry.

(c)                All policies of insurance to be furnished hereunder shall be issued by companies and be in forms and amounts with Standard Mortgagee clauses attached, with endorsements and including a provision requiring that the coverage evidenced thereby shall not be canceled, terminated, reduced or materially modified by the insurer or any insured without thirty (30) days’ prior written notice to Beneficiary.

(d)               In the event of a foreclosure or other transfer of title to the Property in lieu of foreclosure, or by purchase at the foreclosure sale, or by the exercise of power of sale, all interest in any insurance policies in force and any unearned premiums thereon shall pass to Beneficiary, transferee or purchaser as the case may be.

1.6              Casualty. Grantor shall promptly notify Beneficiary of any loss or damage by fire or other casualty, whether covered by insurance or not. In case of loss or damage by fire or other casualty, Grantor shall be entitled to the proceeds of any insurance for the purpose of reconstruction of any improvements on the Real Property; but if Grantor elects not to reconstruct, then Beneficiary may apply the proceeds to the Indebtedness without premium or penalty.

1.7              Condemnation. Immediately upon obtaining knowledge of the institution of any proceeding for the condemnation of the Real Property or any portion thereof, Grantor shall notify Beneficiary of the pendency thereof. Grantor, as security for the Indebtedness, hereby assigns, transfers and sets over unto Beneficiary all compensation, rights of action, the entire proceeds of any award and any claim for damages to the Real Property or any portion thereof taken or damaged under the power of eminent domain or by condemnation or by transfer in lieu thereof. Beneficiary, at its option, may commence, appear in and prosecute, in its own name, any action or proceeding, or make any compromise or settlement, in connection with such condemnation or taking under the power of eminent domain or sale in lieu thereof; provided, however, that so long as no Event of Default then exists hereunder, Beneficiary shall not make any compromise or settlement without the prior written consent of Grantor, which consent shall not be unreasonably withheld or delayed. After deducting therefrom all of its expenses, including attorneys’ fees, such proceeds shall be applied to the Indebtedness, whether due or not, without payment of any prepayment premium.

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1.8              Priority of Lien of Deed of Trust. This Deed of Trust shall be subject and subordinate to any and all leases, easements, covenants, conditions or similar documents now or hereafter covering all or any part of the Property or any improvements now or hereafter located thereon. This subordination is self-effecting, however Beneficiary shall from time to time upon the request of Grantor, execute such other instruments and documents as may be reasonably required to further evidence the subordination of this Deed of Trust as set forth herein.

1.9              Taxes and Assessments. Grantor shall pay in full, at least ten (10) days prior to delinquency, all taxes and assessments against the Real Property, and shall promptly furnish to Beneficiary official receipts evidencing the payment thereof if requested by Beneficiary in writing.

1.10          Indemnification. Grantor shall appear in and defend any suit, action or proceeding that might in any way and in the sole judgment of Beneficiary affect the title to the Property, the validity, enforceability or priority of this Deed of Trust or any other Loan Document or the rights and powers of Trustee or Beneficiary. Grantor shall, and does hereby agree to, at all times, indemnify, hold harmless and, on demand, reimburse Beneficiary for any and all loss, damage, expense or cost, including without limitation cost of evidence of title and attorneys’ fees, arising out of or incurred in connection with any such suit, action or proceeding, or any claim (whether or not any suit, action or proceeding with respect thereto is commenced) pertaining to any of the matters specified in this Section 1.10, and the sum of any expenditures made by Beneficiary in connection with such loss, damage, expense or cost shall be secured by this Deed of Trust, shall bear interest at the Default Rate from the date of expenditure until repaid to Beneficiary, and shall be due and payable on demand.

1.11          Sale of Property; Encumbrances. If the Real Property or any part thereof or interest therein is sold, assigned, transferred, conveyed, leased, exchanged, encumbered, hypothecated, mortgaged or otherwise alienated by Grantor, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Beneficiary, excluding (i) occupancy leases entered into by Grantor; (ii) easements for utility purposes; and (iii) transfers of shares of stock in FSP Galleria North Corp. (in its capacity as the limited partner of Grantor) by the holders thereof, the occurrence of any such event shall constitute an Event of Default under this Deed of Trust.

1.12          Advances. If Grantor shall fail to perform any of the covenants contained herein or in any other Loan Document, other than the covenants to pay interest and principal pursuant to the Note, within fifteen (15) days after receipt of written notice of such failure by Grantor from Beneficiary (except that if, in Beneficiary’s sole opinion, such failure constitutes an emergency situation which could jeopardize or impair Beneficiary’s security, no such notice and grace period shall be applicable), Beneficiary may, but without obligation to do so, make advances to perform the same on behalf of Grantor. All sums so advanced shall be secured by this Deed of Trust, shall bear interest at the Default Rate from the date of advance until repaid to Beneficiary, and shall be due and payable within five (5) days following demand. No such substitute performance shall excuse or cure an Event of Default hereunder.

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1.13          Assignment of Rents and Leases. As additional security for the Indebtedness secured hereby, Grantor does hereby bargain, sell, transfer, assign, convey, set over and deliver unto Beneficiary all right, title and interest of Grantor in, to and under all leases now or hereafter affecting the Property or any part thereof, and all amendments, extensions and renewals of such leases and any of them (which are hereinafter individually referred to as a “Lease” and collectively referred to as the “Leases”), any and all security for the performance of the lessee’s obligations under a Lease, including without limitation any and all guaranties of lessee’s performance under any Lease, the immediate and continuing right to collect and receive all rents, issues, income, profits and all other amounts which may now or hereafter be or become due or owing under the Leases, and any of them, or on account of the use of the Property, all security deposits, damage deposits and other funds paid to Grantor by any lessee, and any and all amounts received by Grantor in payment of damages (a) as a result of the breach of any Lease by the lessee thereunder, or (b) for termination or rejection of any Lease as a result of any proceeding under the Federal Bankruptcy Code or any other federal, state or local statute which provides for the possible termination or rejection of a Lease (all such items referred to in this sentence are sometimes herein collectively referred to as the “Rents”). Grantor will execute and deliver to Beneficiary such other specific assignments of rents and leases applicable to the Property as Beneficiary may from time to time request while this Deed of Trust and the Indebtedness are outstanding.

The assignment provided for herein is absolute and is effective immediately. Notwithstanding the foregoing, until an Event of Default has occurred hereunder, Grantor shall have a license to receive, collect and enjoy the Rents. Upon the occurrence of an Event of Default hereunder, such license shall automatically terminate, Grantor shall immediately turn over to Beneficiary all such Rents which may then be in its possession or under its control, and Beneficiary may, at its option, receive and collect all Rents, as they become due. Beneficiary shall thereafter continue to receive and collect all such Rents as long as such Event of Default shall exist, and during the pendency of any foreclosure proceedings, and during any redemption period. Grantor hereby irrevocably appoints Beneficiary its true and lawful attorney or agent in fact, at the option of Beneficiary and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions and to sue in the name of Grantor or Beneficiary for or otherwise collect all Rents and apply the same as provided herein. Such appointment shall be deemed to be coupled with an interest and shall not be revocable by Grantor. Grantor hereby expressly authorizes and directs lessees of any part of the Real Property to pay to Beneficiary or such nominee as Beneficiary may designate in writing delivered to and received by such lessees any and all Rents due Grantor pursuant to the Leases. The lessees are expressly relieved of any and all duty, liability or obligation to Grantor in respect of all payments so made. Grantor hereby further authorizes and directs any property manager of the Real Property to deliver to Beneficiary or such nominee as Beneficiary may designate in writing delivered to and received by such property manager any and all Rents in the possession or control of such property manager, who is expressly relieved of any and all duty, liability or obligation to Grantor in respect of all amounts so delivered.

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1.14          Security Agreement. Grantor hereby grants to Beneficiary a security interest in the Personal Property Collateral pursuant to the Texas Business and Commerce Code (the “Code”) for the purpose of further securing the Indebtedness. Grantor shall give advance notice in writing to Beneficiary of any proposed change in Grantor’s name, identity, structure or principal place of business, and will execute and deliver to Beneficiary, prior to or concurrently with the occurrence of any such change, all financing statements or amendments to financing statements that Beneficiary may require to establish and maintain the validity and priority of Beneficiary’s security interest with respect to any Personal Property Collateral described or referred to herein. This Deed of Trust shall constitute a security agreement with respect to, and Grantor hereby grants to Beneficiary a security interest in, (a) any portion of the Personal Property Collateral which may not be deemed to form part of the Real Property or may not constitute a fixture within the meaning of the Code, (b) all property described on any financing statement recorded or filed with respect to the security interest created hereunder, whether or not described herein, and (c) all replacements of, substitutions for and additions to such property and the proceeds thereof. In addition to any other rights and remedies available to Beneficiary hereunder, Beneficiary shall have all the rights and remedies of a secured party under the Code. To the extent permitted by law, Grantor hereby authorizes Beneficiary to sign and file financing statements at any time in respect of any of the Personal Property Collateral, without such financing statements being executed by or on behalf of Grantor, but Grantor will however, at any time upon request of Beneficiary, execute, or cause to be executed, financing statements in respect of any Collateral. Grantor agrees to pay all filing and recording fees, including fees for filing and recording continuation statements in connection with such financing statements, and to reimburse Beneficiary for all costs and expenses of any kind incurred in connection therewith, including, without limitation, attorneys’ fees.

This Deed of Trust constitutes a financing statement (fixture filing). Grantor is the record owner of the Property. Information concerning the security interest created by this Deed of Trust may be obtained from Beneficiary, as secured party, at the address set forth on page 1 of this Deed of Trust. The address of Grantor, as debtor, is set forth on page 1 of this Deed of Trust.

1.15          Representations and Warranties of Grantor. Grantor hereby represents and warrants to Beneficiary as follows:

(a)                Grantor has the requisite power and authority to (i) incur the Indebtedness; (ii) grant this Deed of Trust; and (iii) enter into the Note, the Loan Agreement, this Deed of Trust and all other Loan Documents.

(b)               This Deed of Trust, the Note, the Loan Agreement, and all other Loan Documents were executed and delivered in accordance with the requirements of law and in accordance with any requirements of the “Organizational Documents” (as hereinafter defined) of Grantor. The term “Organizational Documents,” as used herein, shall mean (i) with respect to a corporation, the articles of incorporation and bylaws, and any amendments thereto, of such corporation, (ii) with respect to a limited liability company, the articles of organization and the operating agreement, and any amendments thereto, of such limited liability company, (iii) with respect to a partnership, the partnership agreement, and any amendments thereto, of such partnership, and (iv) with respect to a trust, the trust agreement, and any amendments thereto, of such trust.

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(c)                The execution and delivery of this Deed of Trust, the Note, and all other instruments executed and delivered to Beneficiary concurrently herewith, and the full and complete performance of the provisions hereof and thereof (i) is authorized by the Organizational Documents of Grantor, (ii) will not violate the Organizational Documents of Grantor, and (iii) will not result in any breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance (other than those contained herein or in any instrument delivered to Beneficiary concurrently herewith) upon any property or assets of Grantor or under its Organizational Documents or any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Grantor is a party or by which Grantor or its property or assets is bound.

ARTICLE 2

Default

2.1              Events of Default. In addition to the occurrence of any other event designated to be an Event of Default hereunder or under any other Loan Document, any of the following events shall be an “Event of Default” hereunder:

(a)                Failure to make any payment of interest under the Note when the same is due and payable in accordance with the terms of the Note and following the expiration of any grace period provided in the Note, or failure to pay the unpaid principal balance on the Note when the same becomes due and payable in accordance with the terms of the Note, whether at maturity or by acceleration, or should Grantor default in any monetary performance required in the Loan Agreement or this Deed of Trust;

(b)               Failure to make any payment of the Advance Fee (as defined in the Loan Agreement);

(c)                Failure to perform any term, covenant, condition or agreement in the Note, the Loan Agreement, this Deed of Trust or any other Loan Documents (except those set forth in 2.1(a) above), and the failure to cure such breach within the period of time required for cure pursuant to the applicable Loan Document.

(d)               Breach by Grantor of any of the covenants, conditions or agreements contained in Section 1.11 hereof.

(e)                If any representations or warranties given by or on behalf of Grantor to Beneficiary in any Loan Document, including without limitation those representations and warranties contained in this Deed of Trust shall prove to be false or misleading in any material respect.

(f)                The issuance or levy of a writ of execution or attachment or any similar process against all or any part of, or interest in, the Property if such execution, attachment or similar process is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its issuance or levy.

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(g)               The board of directors of FSP Galleria North Corp., in its capacity as the limited partner of Grantor, is comprised of anyone other than the following individuals, unless any such other individual(s) have been approved by Beneficiary: George J. Carter, Barbara J. Fournier, Janet P. Notopoulos, and Jeffrey B. Carter.

2.2              Rights and Remedies. If an Event of Default shall occur hereunder, under the Note, or any other Loan Document, Beneficiary shall have all of the following rights and remedies in addition to any other right, power or remedy provided in the Loan Documents or at law or in equity:

(a)                Acceleration. With or without further notice to declare all Indebtedness immediately due and payable;

(b)               Cure. With or without further notice and without releasing Grantor from any obligation hereunder, to cure any default of Grantor and in connection therewith to enter upon the Property and to do such acts and things Beneficiary deems necessary or appropriate, including without limitation: to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary hereunder; to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the judgment of Beneficiary, is or may be prior or superior hereto, the judgment of Beneficiary being conclusive as between the parties hereto; to pay any premiums or charges with respect to insurance required to be carried hereunder; to complete construction of any improvements being constructed upon the Property; and to employ legal counsel, accountants, contractors and other appropriate persons to assist them. No action taken by Beneficiary under this subparagraph shall cure or waive any default or notice of default;

(c)                Judicial Foreclosures. To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or for specific enforcement of the covenants of Grantor hereunder, and Grantor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy;

(d)               Entry and Receiver. Whether or not proceedings to foreclose this Deed of Trust have been commenced, Beneficiary shall be entitled ex parte without notice, to the appointment of a receiver of the Property and all of the earnings, revenues, rents, issues, profits and incomes thereof, with or without further notice to Grantor and without regard to the adequacy of the security for any indebtedness secured hereby. Beneficiary may, if permitted by law, enter upon, possess, manage and operate the Property or any part thereof; make, terminate, enforce or modify leases of the Property upon such terms and conditions as Beneficiary deems proper; make repairs, alterations and improvements to the Property and complete construction of any Improvements to be constructed on the Property, for the purpose of protecting or enhancing the security hereof. Grantor agrees to pay all expenses of action taken under this subparagraph with interest thereon from the date of expenditure at the Default Rate set forth in the Note, and payment thereof shall be secured hereby. All sums realized by Beneficiary under this subparagraph, less all costs and expenses incurred by it under this subparagraph, including reasonable attorneys’ fees, and less such sum as Beneficiary deems appropriate as a reserve to

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meet future expenses under this subparagraph, shall be applied on any indebtedness secured hereby in such order as Beneficiary shall determine. Neither the application of said sums to said indebtedness nor any other action taken by Beneficiary under this subparagraph shall cure or waive any default or notice of default hereunder or nullify the effect of any such notice of default. Any action taken under this subparagraph may be taken by Beneficiary or any employee or agent of Beneficiary, with or without bringing any action or proceeding, or may be taken by a receiver appointed by a court, and any such action may be taken without regard to the adequacy of the security for the Indebtedness and whether or not the Indebtedness has been declared immediately due and payable and whether or not notice of election and demand has been filed;

(e)                Enforcement of Assignment of Rents. In addition to the rights of Beneficiary under Section 1.3 hereof, prior or subsequent to taking possession of any portion of the Property or taking any action with respect to such possession, Beneficiary may: (1) collect and/or sue for the Rents in Beneficiary's own name, give receipts and releases therefor, and after deducting all expenses of collection, including attorneys' fees and expenses, apply the net proceeds thereof to the Indebtedness in such manner and order as Beneficiary may elect and/or to the operation and management of the Property, including the payment of management, brokerage and attorney's fees and expenses; and (2) require Grantor to transfer all security deposits and records thereof to Beneficiary together with original counterparts of the Leases.

(f)                Power of Sale. Upon the occurrence of a default, Trustee, or his successor or substitute, is authorized and empowered and it shall be his special duty at the request of Beneficiary to sell the Property or any part thereof situated in the State of Texas, at the courthouse of any county (whether or not the counties in which the Property is located are contiguous, if the Property is located in more than one county) in the State of Texas in which any part of the Property is situated, at public vendue to the highest bidder for cash between the hours of ten o'clock a.m. and four o'clock p.m. on the first Tuesday in any month or at such other place, time and date as provided by the statutes of the State of Texas then in force governing sales of real estate under powers of sale conferred by deed of trust, after having given notice of such sale in accordance with such statutes. Any sale made by Trustee hereunder may be as an entirety or in such parcels as Beneficiary may request. To the extent permitted by applicable law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Property shall be sold; and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the Indebtedness and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Property but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Property. Trustee may, after any request or direction by Beneficiary, sell not only the Real Property but also the Personal Property Collateral and other interests which are a part of the Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Property separately from the remainder of the Property. It shall not be necessary for Trustee to have taken possession of any part of the Property or to have present or to exhibit at any sale any

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of the Personal Property Collateral. After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the Property so sold to the purchaser or purchasers with general warranty of title of Grantor, subject to any recorded liens, charges or encumbrances (and to such leases and other matters, if any, as Trustee may elect upon request of Beneficiary), and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to the Trustee shall satisfy the obligation of purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as Beneficiary may deem necessary until all of the Property has been duly sold and all Indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds or other conveyances given by Trustee or any successor or substitute appointed hereunder as to nonpayment of the Indebtedness or as to the occurrence of any default, or as to Beneficiary's having declared all of said indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Trustee or any substitute or successor trustee, or as to the appointment of any substitute or successor trustee, or as to any other act or thing having been duly done by Beneficiary or by such Trustee, substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. The Trustee or his successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute. If Trustee or his successor or substitute shall have given notice of sale hereunder, any successor or substitute Trustee thereafter appointed may complete the sale and the conveyance of the Property pursuant thereto as if such notice had been given by the successor or substitute Trustee conducting the sale.

(g)               Uniform Commercial Code. Without limitation of Beneficiary's rights of enforcement with respect to the Personal Property Collateral or any part thereof in accordance with the procedures for foreclosure of real estate, Beneficiary may exercise its rights of enforcement with respect to the Personal Property Collateral or any part thereof under the Texas Business and Commerce Code as amended (or under the Uniform Commercial Code in force in any other state to the extent the same is applicable law) and in conjunction with, in addition to or in substitution for those rights and remedies: (1) Beneficiary may enter upon Grantor's premises to take possession of, assemble and collect the Personal Property Collateral or, to the extent and for those items of the Personal Property Collateral permitted under applicable law, to render it unusable; (2) Beneficiary may require Grantor to assemble the Personal Property Collateral and make it available at a place Beneficiary designates which is mutually convenient to allow Beneficiary to take possession or dispose of the Personal Property Collateral; (3) written notice mailed to Grantor as provided herein at least five (5) days prior to the date of public sale of the Personal Property Collateral or prior to the date after which private sale of the Personal Property Collateral will be made shall constitute reasonable notice; (4) any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as

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required for the sale of the Property under power of sale as provided in paragraph (f) above in this Section 2.2; (5) in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Personal Property Collateral and the other Property may, at the option of Beneficiary, be sold as a whole; (6) it shall not be necessary that Beneficiary take possession of the Personal Property Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that the Personal Property Collateral or any part thereof be present at the location of such sale; (7) with respect to application of proceeds from disposition of the Personal Property Collateral under Section 5.2 hereof, the costs and expenses incident to disposition shall include the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by Beneficiary; (8) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Indebtedness or as to the occurrence of any default, or as to Beneficiary having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Beneficiary, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and (9) Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of Beneficiary.

(h)               Other Security. To resort to and realize upon the security hereunder and any other security now or hereafter held by Beneficiary to secure performance of the Loan Documents in such order and manner as Beneficiary may, in its sole discretion, determine; resort to any or all such security may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both.

ARTICLE 3

Miscellaneous Terms and Conditions

3.1              Marshaling of Assets; Waiver. Grantor on its own behalf and on behalf of its successors and assigns hereby expressly waives all rights to require a marshaling of assets by Beneficiary.

3.2              Non Waiver. Failure to accelerate the maturity of the Indebtedness upon the occurrence of an Event of Default hereunder or acceptance of any sum or performance of any obligation after the same is due or acceptance of any sum less than the amount then due or failure to demand strict performance by Grantor of the provisions of the Note, the Loan Agreement, this Deed of Trust or any other Loan Document or any forbearance by Beneficiary in exercising any right or remedy provided in this Deed of Trust or in any other Loan Document or which Beneficiary may have at law or in equity shall not constitute a waiver by Beneficiary of any provision of the Note, the Loan Agreement, this Deed of Trust or any other Loan Document nor nullify the effect of any previous exercise of any such option to accelerate or other right or remedy. No exercise of any right or remedy by Trustee or Beneficiary hereunder shall constitute a waiver of any other right or remedy contained herein or in any other Loan Document or provided at law or in equity.

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No delay or omission of Trustee or Beneficiary in the exercise of any right, power or remedy accruing hereunder or otherwise arising shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.

3.3              Severability. If any term of this Deed of Trust, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Trust, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Deed of Trust shall be valid and enforceable to the fullest extent permitted by law.

3.4              Successors in Interest and Assigns. This Deed of Trust applies to, inures to the benefit of, and is binding not only on the parties hereto, but on their heirs, executors, administrators, successors and assigns. The term “Beneficiary,” as used in this Deed of Trust, shall mean the holder and owner, including pledgees, of the Note, whether or not named as Beneficiary herein. The term “Grantor,” as used in this Deed of Trust, shall mean and include all successors in interest and assigns of the original Grantor herein. If Grantor consists of more than one party, all such parties shall be jointly and severally liable for any and all obligations, covenants and agreements of Grantor contained in the Note and the Loan Documents.

3.5              Notices. All notices to be given pursuant to this Deed of Trust shall be sufficient if (a) personally delivered, (b) sent by facsimile, or (c) mailed postage prepaid, by (i) United States certified or registered mail, return receipt requested, or (ii) an overnight express mail service providing for the equivalent of a return receipt to the sender, to the above described addresses of the parties hereto, or to such other address as a party may request in a writing complying with the provisions of this Section. Any time period provided in the giving of any notice hereunder shall commence (x) upon receipt of such notice (if personally delivered or sent by facsimile), (y) the next business day after the date such notice is deposited in the mail (if mailed), or (z) the next business day after the date such notice is given to the overnight express mail service (if sent by overnight express mail service).

3.6              Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Texas.

3.7                Nonrecourse. Notwithstanding anything to the contrary contained in this Deed of Trust, the Note or any other Loan Document, the partners of Grantor shall have no personal liability for payment of the Indebtedness or for the payment of sums or the performance of obligations required in this Deed of Trust, the Note or any other Loan Document.

3.8              Usury. The loan evidenced by the Note is being made solely for the purpose of carrying on or acquiring a business or commercial enterprise. It is the intent of Grantor and Beneficiary and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Beneficiary and Grantor (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for,

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charged, chargeable, or received under this Deed of Trust, the Note, the Loan Agreement, or any other Loan Document or otherwise, exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount"). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this Section and such document shall ipso facto be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. If Beneficiary shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Indebtedness in the inverse order of its maturity and not to the payment of interest, or refunded to Grantor or the other payer thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate maturity of the Note or any other Indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Beneficiary does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount. As used in this Section, the term "applicable law" shall mean the laws of the State of Texas or the federal laws of the United States applicable to this transaction, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

Substitute Trustee

. The Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal, or disqualification of Trustee, or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee(s), or a substitute trustee(s), without other formality than appointment and designation in writing executed by Beneficiary and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Indebtedness has been paid in full, or until the Property is fully and finally sold hereunder. If Beneficiary is a corporation or association and such appointment is executed on its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute Trustee(s) and he shall thereupon succeed to, and shall hold, possess and execute, all the rights, powers, privileges, immunities and duties herein conferred upon Trustee. All references herein to "Trustee" shall be deemed to refer to Trustee (including any successor(s) or substitute(s) appointed and designated as herein provided) from time to time acting hereunder.

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3.10          No Liability of Trustee. The Trustee shall not be liable for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (including Trustee's negligence), except for Trustee's gross negligence or willful misconduct. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof. Grantor will reimburse Trustee for, and save him harmless against, any and all liability and expenses which may be incurred by him in the performance of his duties. The foregoing indemnity shall not terminate upon discharge of the Indebtedness or foreclosure, or release or other termination, of this Deed of Trust.

3.11          Releases. If all of the Indebtedness be paid as the same becomes due and payable and all of the covenants, warranties, undertakings and agreements made in this Deed of Trust are kept and performed, and all obligations, if any, of Beneficiary for further advances have been terminated, then, and in that event only, all rights under this Deed of Trust shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights which are to continue following the release hereof) and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, and such liens and security interests shall be released by Beneficiary in due form at Grantor's cost. Without limitation, all provisions herein for indemnity of Beneficiary or Trustee shall survive discharge of the Indebtedness and any foreclosure, release or termination of this Deed of Trust.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, Grantor has executed this Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing as of the date first above written.

GRANTOR:

FSP GALLERIA NORTH LIMITED PARTNERSHIP

By:	FSP Galleria North LLC, its general partner

	By:	/s/ George J. Carter
George J. Carter
President

COMMONWEALTH OF MASSACHUSETTS	:
: ss
COUNTY OF MIDDLESEX	:

On this 30th day of January, 2012, before me, the undersigned notary public, personally appeared George J. Carter, President of FSP Galleria North LLC, a Delaware limited liability company, which is the general partner of FSP Galleria North Limited Partnership, a Texas limited partnership, proved to me through satisfactory evidence of identification, which was personal knowledge of identity, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily, as the act and deed of said entity for its stated purpose.

/s/ Barbara J. Fournier
Official Signature and Seal of Notary Public

[NOTARIAL SEAL]

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Order No. 4712000455

Exhibit A

TRACT 1:

A 2.7923 acre tract of land situated in the John Witt Survey, Abstract No. 1584, in City of Dallas, Dallas County, Texas and being a part of Lot 1A, Block B/7003, Galleria North Addition No. 2, an addition to the City of Dallas as recorded in Volume 99154, Page 00066, Deed Records, Dallas County, Texas, more particularly described as follows:

BEGINNING at a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner in the east line of Barton Drive (a 56 foot right-of-way), said rod being North 00°18'49" West a distance of 250.69 feet from the southwest corner of said Lot 1A;

THENCE North 00 degrees 18 minutes 49 seconds West along the east line of said Barton Drive for a distance of 116.58 to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE North 89 degrees 41 minutes 11 seconds East, departing the east line of said Barton Drive, for a distance of 469.40 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE South 00 degrees 18 minutes 49 seconds East for a distance of 267.67 feet to a chisel mark set for corner;

THENCE North 89 degrees 41 minutes 11 seconds East for a distance of 143.76 feet to a chisel mark set for corner in the west line of Noel Road (a variable right-of-way);

THENCE South 00 degrees 01 minutes 01 seconds East along the west line of said Noel Road for a distance of 54.00 feet to a 3 1/4" brass disk stamped "Raymond L. Goodson, Jr., Inc." and "Galleria North Addition No. 2" set for corner, said disk being the southeast corner said Lot 1A and in the north line of Lot 2 Block B/7003, Galleria North Addition Phase II, recorded in Volume 99043, Page 0054, Deed Records, Dallas County, Texas;

THENCE South 89 degrees 41 minutes 11 seconds West departing the west line of said Noel Road and along the common line between said Lot 1A and said Lot 2 for a distance of 422.43 feet to a 3 1/4" brass disk stamped "Raymond L. Goodson, Jr., Inc." and "Galleria North Addition No. 2" set for corner, a common corner with said Lot 1A and said Lot 2;

THENCE North 00 degrees 18 minutes 49 seconds West, departing said common line, for a distance of 174.58 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE South 89 degrees 41 minutes 11 seconds West for a distance of 63.78 feet to a chisel mark set for corner;

THENCE North 00 degrees 18 minutes 49 seconds West for a distance of 30.51 feet to a chisel mark set for corner;

THENCE South 89 degrees 41 minutes 11 seconds West for a distance of 126.66 feet to the POINT OF BEGINNING, containing 121,634 square feet, or 2.7923 acres more or less.

NOTE: COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

TRACT 2:

A 47.17% undivided interest in a 3.2004 acre tract of land situated in the John Witt Survey, Abstract No. 1584, in City of Dallas, Dallas County, Texas and being a part of Lot 1A, Block B/7003, Galleria North Addition No. 2, an addition to the City of Dallas as recorded in Volume 99154, Page 00066, Deed Records, Dallas County, Texas, more particularly described as follows:

BEGINNING at a 3 1/4" brass disk stamped "Raymond L. Goodson, Jr., Inc." and "Galleria North Addition No. 2" set for corner in the west line of Noel Raod (a variable width right-of-way), said point being the northeast corner of said Lot 1A;

THENCE South 00 degrees 01 minutes 01 seconds East along the west line of said Noel Road for a distance of 226.31 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner;

THENCE South 89 degrees 41 minutes 11 seconds West, departing the west line of said Noel Road for a distance of 614.54 feet to a 1/2" iron rod with yellow plastic cap stamped "RLG" set for corner in the east right-of-way line of Barton Drive (a 56 foot right-of-way);

THENCE North 00 degrees 18 minutes 49 seconds West along the east line of said Barton Drive for a distance of 224.97 feet to a chisel mark found for corner at the intersection of the east line of said Barton Drive with the center line of Southern Boulevard (a 60 Trafficway Easement recorded in Volume 91199, Page 1041 and Volume 91199, Page 1051, Deed Records, Dallas County Texas), said chisel mark also being located in a Boundary Line Agreement recorded in Volume 86212, Page 3799, Deed Records, Dallas County, Texas;

THENCE North 89 degrees 14 minutes 45 seconds East along said Boundary Line Agreement for a distance of 360.43 feet to a chisel mark found for an angle point, said chisel mark being the southwest corner of Lot 1, Block A/7005, Galleria Atrium, an addition to the City of Dallas as recorded in Volume 83114, Page 3385, Deed Records, Dallas County, Texas;

THENCE South 89 degrees 59 minutes 31 seconds East along a Boundary Line Agreement recorded in Volume 80147, Page 1001, Deed Records, Dallas County, Texas for a distance of 255.30 feet to the POINT OF BEGINNING and containing 139,410 square feet or 3.2004 acres of land more or less.

NOTE: COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

TRACT 3:

A TRACT of land composed of PARCEL A and PARCEL B, as follows: PARCEL A: SIGNAGE PAD TRACT

BEING a 525 square foot tract of land situated in the John Witt Survey, Abstract No. 1584, in City of Dallas, Dallas County, Texas, located in City of Dallas Block No. 7005, said tract being all of that land described as Parcel Number One in deed to Barton Joint Venture as recorded in Volume 95207, Page 3348, Deed Records of Dallas County, Texas, more particularly described as follows:

BEGINNING at a 1/2 inch iron rod with yellow plastic cap stamped "RLG" found for corner at the intersection of the Easterly Right-of-Way line of Dallas North Tollway (a variable width right-of-way) with the North line of a 9.5 foot trafficway easement as recorded in Volume 91199, Page 1051, Deed Records of Dallas County, Texas;

THENCE North 00 degrees 11 minutes 43 seconds West along the East line of said Dallas North Tollway for a distance of 15.00 feet to a chisel mark found for corner;

THENCE North 89 degrees 54 minutes 10 seconds East, departing the East line of said Dallas North Tollway, for a distance of 35.00 feet to a 1/2 inch iron rod with yellow plastic cap stamped "RLG" found for corner;

THENCE South 00 degrees 11 minutes 43 seconds East for a distance of 15.00 feet to a 1/2 inch iron rod with yellow plastic cap stamped "RLG" found for corner in the North line of said 9.5 foot trafficway easement;

THENCE South 89 degrees 54 minutes 10 seconds West along the North line of said 9.5 foot trafficway easement for a distance of 35.00 feet to the POINT OF BEGINNING and containing 525 square feet or

0.0121 acres more or less.

NOTE: COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

PARCEL B: ROAD TRACT

A 0.5579 acre tract of land situated in the John Witt Survey, Abstract No. 1584, in City of Dallas, Dallas County, Texas in City of Dallas Block No. 7005, said tract being all of that land described as Parcel Number Two and Parcel Number Three in deed to Barton Joint Venture as recorded in Volume 95027, Page 3348, Deed Records of Dallas County, Texas, more particularly described as follows:

BEGINNING at a chisel mark found at the Southwest corner of Lot 1, Block A/7005, Galleria Atrium, an addition to the City of Dallas, Dallas County, Texas as recorded in Volume 83114, Page 3385, Deed Records, Dallas County, Texas, said chisel mark being a corner common with Lot 1A, Block B/7004, Galleria North Additiona No. 2, an addition to the City of Dallas, Dallas County, Texas as recorded in Volume 99154, Page 0066, Deed Records of Dallas County, Texas, said chisel mark also being in a line established by a boundary line agreement recorded in Volume 86212, Page 3799, Deed Records, Dallas County, Texas, said line being described in Exhibit "C" of said boundary line agreement;

THENCE South 89 degrees 14 minutes 45 seconds West along said line for a distance of 413.32 feet to a chisel mark found for an angle point, said chisel mark being the terminus of said line, said chisel mark also being the beginning of a line established by a boundary line agreement recorded in Volume 87235, Page 4244, Deed Records, Dallas County, Texas, said line being described in Exhibit "B" of said boundary line agreement;

THENCE South 89 degrees 54 minutes 10 seconds West along said line for a distance of 396.70 feet to a chisel mark found for corner in the Easterly line of Dallas North Tollway (a variable width right-of-way);

THENCE North 00 degrees 11 minutes 43 seconds West along the said Easterly line of Dallas North Tollway for a distance of 30.00 feet to a 1/2 inch iron rod with yellow plastic cap stamped "RLG" found for corner at the intersection of the said easterly line of Dallas North Tollway with the north line of a 9.5 foot trafficway easement as recorded in Volume 91199, Page 1051, Deed Records of Dallas County, Texas;

THENCE North 89 degrees 54 minutes 10 seconds East along the North line of said trafficway easement for a distance of 396.58 feet to a 1/2 inch iron rod with yellow plastic cap stamped "RLG" found for an angle point;

THENCE North 89 degrees 14 minutes 45 seconds East, continuing along the North line of said trafficway easement for a distance of 413.46 feet to a 1/2 inch iron rod with yellow plastic cap stamped "RLG" found for corner in the West line of Lot 1, Block A/7005, Galleria Atrium, an addition tot he City of Dallas as recorded in Volume 83114, Page 3385, Deed Records, Dallas County, Texas, said iron rod being a conrer of said Lot 1A;

THENCE South 00 degrees 09 minutes 25 seconds East, along the common line between Lot 1, Block A/7005, and said Lot 1A for a distance of 30.00 feet to the POINT OF BEGINNING, containing 24,301 square feet or 0.5579 acres more or less.

NOTE: COMPANY DOES NOT REPRESENT THAT THE ABOVE ACREAGE AND/OR SQUARE FOOTAGE CALCULATIONS ARE CORRECT.

TRACT 4:

Those easements created in Amended and Restated Construction, Operation and Reciprocal Easement Agreement filed for record on October 12, 2004, and recorded in Document #3090825, Deed Records, Dallas County, Texas over the following described tract of land:

Lot 1A, Block B/7003 of Galleria North Addition, an addition to the City of Dallas, Dallas County, Texas, according to the plat thereof recorded in Volume 99154, Page 66, Map Records, Dallas County, Texas. Save and except those areas contained within the boundaries of Tracts 1-3.